[GRAPHIC]

Acquisition of
Westbank Corporation

Investor and Analyst Presentation

July 18, 2006

Disclaimer & Forward-Looking Statements

This presentation contains forward-looking statements regarding NewAlliance Bancshares, Inc. (“NewAlliance” or “NAL”) and its acquisition of Westbank Corporation (“Westbank” or “WBKC”). NewAlliance’s actual results may differ materially from those contemplated by such forward-looking statements for potential reasons that may include, among others, the following: (1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of NewAlliance and Westbank are greater than expected; (5) changes in the interest rate environment continue to reduce interest margins; (6) general economic conditions, either nationally or in the markets in which NewAlliance will be doing business, are less favorable than expected; (7) legislation or changes in regulatory requirements adversely affect the businesses in which NewAlliance is engaged; (8) changes in the monetary and fiscal policies of the U.S. Government including those of the U.S. Treasury and the Federal Reserve Board; or (9) factors which would result in a condition to the transaction not being met. NewAlliance undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

NewAlliance: A community-oriented commercial bank with a leading presence in Connecticut … now in neighboring Springfield markets

Headquarted in West Springfield, Westbank has served the western Massachusetts markets since 1961

[MAP]

Straight forward business opportunity

▪	Introduce NewAlliance’s products and retail banking expertise to better serve Westbank’s customers
▪	Realize significant synergies through combined management and operating systems
▪	Increase marketing and upgrade/expand facilities to enhance competitive position in Westbank’s markets
▪	Larger balance sheet will enable more and larger commercial loan relationships

Westbank At-a-Glance

▪	17 branches in Hampden and Worcester counties in Massachusetts and Windham county in Connecticut
▪	$584 million in deposits and $442 million in loans
▪	Springfield markets provide an excellent growth opportunity
◊	Springfield ranked 3rd of 394 regions for entrepreneurship and innovation(1)
◊	The industrial base of the city is particularly diverse. The fastest growing service sectors are healthcare and education(2)
◊
Springfield is designated an Economic Target Area by Massachusetts, used to entice private investment, stimulate job creation, attract new business and encourage existing businesses to expand through tax benefits and state assistance programs

1. From a study released in 2005 by U.S. Small Business Administration's Office of Advocacy. Regions are Labor Market Areas across the U.S.
2. Pioneer Valley Plan for Progress, updated in 2004 by the Pioneer Valley Planning Commission

Westbank is a profitable commercial bank that will improve NewAlliance’s financial and strategic profile

Westbank represents a low-risk extension of NewAlliance's franchise

▪	Westbanks's commercially-focused loan portfolio diversifies NewAlliance's asset composition
▪	High asset quality will be maintained
▪	Easily digestible transaction structured with significant equity consideration
◊	Pro forma capital levels will preserve NewAlliance's ability to repurchase shares, pay cash dividends and opportunistically review additional acquisition opportunities
▪
Dilutive to 2007 EPS by approximately one half a cent exclusive of merger and conversion-related expenses and two cents on a GAAP basis.  Accretive to 2008 EPS by approximately two cents on a GAAP basis

Westbank’s franchise will benefit from the combination with NewAlliance

▪	NewAlliance will supplement Westbank’s existing platform with expanded product offerings and loan capacity
◊	Expanded cash management, merchant services and internet services
◊	Larger balance sheet will enable larger loan relationships
◊	Increased marketing resources
▪	Opportunity for de novo expansion and renovation of existing Westbank branches
▪	Continued focus on expanding fee-generating business lines: trust/investment services and annuities/other insurance products
◊	Over $200 million of assets under management at Westbank added to $1.1 billion of assets under management at NewAlliance

Westbank’s franchise will benefit from the combination with NewAlliance (cont’d)

▪	NewAlliance is familiar with the competitors in Westbank’s markets and has successfully competed with them in other regions
▪	NewAlliance intends to retain Westbank’s community banking relationship model
◊	Westbank’s Massachusetts operations will be a separate region for NewAlliance
◊	Branch and commercial customer contact staff to remain largely intact

Transaction is consistent with post conversion program to use capital in order to create shareholder value

▪	Repurchased 10.7 million shares in the second half of 2005 and in the first quarter of 2006 combined
▪	Current authorization to repurchase up to an additional 10.0 million shares
▪	Quarterly cash dividend paid every quarter since going public in April 2004
▪	Acquisition of Cornerstone Bancorp to expand in Fairfield County
▪	Acquisition of Trust Company of Connecticut to grow fee income
▪	Acquisition of Westbank to grow commercial banking franchise

NewAlliance is positioned to continue low-risk, value-enhancing strategies, such as share repurchases, while also reaping the benefits of acquisitions that have grown its commercial banking profile and expanded the franchise into attractive markets

High-Yielding Commercial Loan Portfolio

Westbank's portfolio is weighted toward higher yielding commerical loans

[GRAPH]

Strong Asset Quality

[GRAPH]

Core Deposit Base

[GRAPH]

Summary of Terms and Assumptions

[GRAPH]

Summary of Terms and Assumptions (cont’d)

[GRAPH]

Transaction Pricing

[GRAPH]

Pro Forma Impact
▪	Achievable efficiencies have been identified
◊	30% of Westbank’s core operating expenses ($5.8 million pre-tax run-rate cost savings)
▪
Dilutive to 2007 EPS by approximately one half a cent exclusive of merger and conversion-related expenses and two cents on a GAAP basis. Accretive to 2008 EPS by approximately two cents on a GAAP basis

▪	Capitalization remains robust with sufficient capacity for additional share repurchases or cash dividends
◊	Estimated tangible common equity/tangible assets ratio at close of 9.2% (1)
◊	Estimated tier 1 risk-based capital ratio at close of 17.1% (1)

1. Assumes NAL repurchases 10 million shares in 2006.

Summary

▪	Logical extension of franchise into neighboring Springfield markets
▪	NewAlliance can grow and improve Westbank’s franchise by utilizing its retail banking and management expertise and strong capital position
▪	Low-risk transaction consistent with size and scope of past acquisitions
▪
Dilutive to 2007 EPS by approximately one half a cent exclusive of merger and conversion-related expenses and two cents on a GAAP basis. Accretive to 2008 EPS by approximately two cents on a GAAP basis

▪	Efficient use of capital and preserves ability to repurchase shares and pay cash dividends

Additional Information about the Transaction

This presentation may be deemed to be solicitation material in respect of the proposed merger of NewAlliance and Westbank. In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. Shareholders of NewAlliance and shareholders of Westbank are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement/prospectus will be mailed to shareholders of Westbank. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from NewAlliance Bancshares, Inc., 195 Church Street, New Haven, CT 06510 Attention: Investor Relations, or from Westbank Corporation, 225 Park Avenue, West Springfield, MA 01089-3326 Attention: Investor Relations.

NewAlliance, Westbank and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding NewAlliance’s directors and executive officers is available in NewAlliance’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on March 10, 2006, and information regarding Westbank’s directors and executive officers is available in Westbank’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on March 14, 2006. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.